Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of in the Registration Statements of ZIM Corporation on Forms S-8 (File No. 333-110878, effective December 3, 2003; File No. 333-135447, effective June 29, 2006; and File No. 333-135448, effective June 29, 2006) of our report dated July 19, 2011, with respect to the consolidated financial statements included in the Annual Report of ZIM Corporation on Form 20-F for the year ended March 31, 2011.

/s/ Ernst & Young LLP
Ottawa, Canada	Chartered Accountants
July 19, 2011	Licensed Public Accountants